UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 9, 2013

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective September 9, 2013, Saks Incorporated (the “Company”) amended its Code of Business Conduct. The Code of Business Conduct applies to the Company’s chief executive officer, principal financial officer, all associates of the Company and members of the Company’s Board of Directors. The Company, as part of its corporate governance practices, periodically reviews the Code of Business Conduct and, following its most recent review, the Company’s Board of Directors approved certain revisions and additions. The amendments addressed the Gifts and Entertainment provisions.

The amended Code of Business Conduct is attached to this Form 8-K as Exhibit 14.1 and is also available on the Investor Relations portal of the Company’s website at www.saksincorporated.com.

Item 8.01. Other Events

On September 10, 2013, the Company issued a press release with respect to the “go-shop” period related to the merger agreement with Hudson’s Bay Company. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2013	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

14.1	Amended Code of Business Conduct

99.1	Saks Incorporated September 10, 2013 press release